UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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MEDPACE HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Medpace Holdings, Inc.
Notice of Annual Meeting
of Stockholders
and Proxy Statement

DATE & TIME:
Friday, May 17, 2019
9:00 a.m. Eastern Time

LOCATION:
5375 Medpace Way
Cincinnati, Ohio 45227

MEDPACE holdings, inc.

5375 Medpace Way

Cincinnati, ohio 45227

April 3, 2019

To Our Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Medpace Holdings, Inc. at 9:00 a.m. local time, on Friday, May 17, 2019, at the Company’s principal executive offices located at 5375 Medpace Way, Cincinnati, Ohio 45227.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, please review the section called “Who Can Attend the 2019 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting in person.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ August J. Troendle

August J. Troendle

President, Chief Executive Officer and Chairman of the Board

Table of Contents continued

Certain Relationships	34

Section 16(a) Beneficial Ownership Reporting Compliance	38

Compensation Committee Interlocks and Insider Participation	38

Stockholders’ Proposals	39

Other Matters	39

Solicitation of Proxies	39

Medpace's Annual Report on Form 10-K	40

Notice of Annual Meeting of Stockholders

To Be Held Friday, May 17, 2019

MEDPACE HOLDINGS, INC.

5375 MEDPACE WAY

CINCINNATI, OHIO 45227

The Annual Meeting of Stockholders (the “Annual Meeting”) of Medpace Holdings, Inc., a Delaware corporation (the “Company” or “Medpace”), will be held at 9:00 a.m. Eastern time on Friday, May 17, 2019, at the Company’s principal executive offices located at 5375 Medpace Way, Cincinnati, Ohio 45227, for the following purposes:

To elect August J. Troendle as a Class III Director to serve until the 2022 Annual Meeting of Stockholders, and until his successor shall have been duly elected and qualified;

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Common Stock as of the close of business on March 25, 2019 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 5375 Medpace Way, Cincinnati, Ohio 45227 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Stephen P. Ewald

Stephen P. Ewald

General Counsel and Corporate Secretary

Cincinnati, Ohio

April 3, 2019

Proxy Statement

Medpace holdings, inc.

5375 Medpace Way

CINCINNATI, OHIO 45227

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Medpace Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, May 17, 2019 (the “Annual Meeting”), at the Company’s principal executive offices located at 5375 Medpace Way, Cincinnati, Ohio 45227 at 9:00 a.m. local time, and at any continuation, postponement, or adjournment of the Annual Meeting. Holders of record of shares of Common Stock, $0.01 par value (“Common Stock”), as of the close of business on March 25, 2019 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 35,826,222 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2018 (the “2018 Annual Report”) will be released on or about April 3, 2019 to our stockholders on the Record Date.

In this proxy statement, “Medpace”, “Company”, “we”, “us”, and “our” refer to Medpace Holdings, Inc. and where applicable, our subsidiaries and predecessor entities.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, MAY 17, 2019

This Proxy Statement and our 2018 Annual Report to Stockholders are available at www.proxyvote.com

Stockholders may obtain directions to attend the meeting in person by calling 1-513-579-9911 or visiting our website at www.medpace.com.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect August J. Troendle as a Class III Director to serve until the 2022 Annual Meeting of Stockholders, and until his successor shall have been duly elected and qualified;

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations which are as follows:

FOR the election of August J. Troendle as a Class III Director; and

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Medpace’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Medpace is making this proxy statement and its 2018 Annual Report available to its stockholders electronically via the Internet. On or about April 3, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2018 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2018 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2019 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is March 25, 2019. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 35,826,222 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.  If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the 2019 Annual Meeting of Stockholders?

You may attend the Annual Meeting only if you are a Medpace stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. If you are a record holder, in order to be admitted into the Annual Meeting, you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock as of the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may postpone or adjourn the Annual Meeting until a quorum is present or represented.

Questions and Answers about the 2019 Annual Meeting of Stockholders

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on May 16, 2019.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by delivering to our Corporate Secretary a duly executed new proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by delivering a revocation of the proxy to our Corporate Secretary prior to or at the Annual Meeting; or
•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Questions and Answers about the 2019 Annual Meeting of Stockholders

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of a Director	The plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class III Director.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter.	Abstentions will have the same effect as votes against. We do not expect any broker non-votes on this proposal.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of a director, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of a director. Abstentions have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of a director. Broker non-votes count for purposes of determining whether a quorum is present.

Questions and Answers about the 2019 Annual Meeting of Stockholders

Where can I find the voting results of the 2019 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED On—PROPOSAL 1

Election of a Director

At the Annual Meeting, one (1) Class III Director is to be elected to hold office until the Annual Meeting of Stockholders to be held in 2022 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have six (6) directors on our Board, including one (1) Class III Director. Our current Class III Director is August J. Troendle, who has served on our Board since 1992. There is currently one (1) vacancy for a Class III Director which the Board expects will remain unfilled at the time of the 2019 Annual Meeting. The Board has nominated August J. Troendle for election as a Class III Director at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class III Director.  Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term expires at the 2020 Annual Meeting of Stockholders and whose subsequent term will expire at the 2023 Annual Meeting of Stockholders; Class II, whose term expires at the 2021 Annual Meeting of Stockholders and whose subsequent term will expire at the 2024 Annual Meeting of Stockholders; and Class III, whose term currently expires at the 2019 Annual Meeting of Stockholders and whose new term will expire at the 2022 Annual Meeting of Stockholders. The current Class I Directors are Bruce Brown, Brian T. Carley and Robert O. Kraft and the current Class II Directors are Fred B. Davenport, Jr. and Cornelius P. McCarthy III.

There are no family relationships among any of our executive officers or directors. Our Chief Executive Officer and founder, August J. Troendle and our Executive Vice President of Operations, Susan E. Burwig, each of whom is an executive officer, cohabitate. For information regarding each of their compensation arrangements, see “Executive and Director Compensation.”

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as a Class III Director the person whose name and biography appears below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event the nominee should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominee named below will be unable to serve if elected. The nominee has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of a director requires the approval of a plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class III Director. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

PROPOSAL 1 – ELECTION OF A DIRECTOR

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the following Class III Director nominee.

NOMINEE FOR CLASS III DIRECTOR (TERM TO EXPIRE AT THE 2022 ANNUAL MEETING)

The current member of the Board who is also the nominee for election to the Board as a Class III Director is as follows:

Name	Age	Served as a Director Since	Position(s) with Medpace
August J. Troendle	62	1992	President, Chief Executive Officer and Chairman of the Board

The principal occupations and business experience, for at least the past five years, of the Class III Nominee for election at the 2019 Annual Meeting are as follows:

August J. Troendle	Age 62

August J. Troendle, M.D. has been the President, Chief Executive Officer and Chairman of the Board of Medpace since he founded the Company in July 1992. Before founding Medpace, Mr. Troendle served as Assistant Director, Associate Director and Senior Associate Director from 1987 to 1992 at Sandoz (Novartis), where he was responsible for the clinical development of lipid altering agents. From 1986 to 1987, Mr. Troendle worked as a Medical Review Officer in the Division of Metabolic and Endocrine Drug Products at the FDA. Mr. Troendle also has extensive experience serving as a director for a diverse group of public and private companies, including as a director of Coherus BioSciences, Inc. from 2012 to February 2018, as a director of Xenon Pharmaceuticals Inc. from 2007 to 2008, as a director of LIB Therapeutics, LLC since 2015 and as a director of CinRx Pharma, LLC since 2015. Mr. Troendle received his Medical Degree from the University of Maryland, School of Medicine. We believe Mr. Troendle brings to our Board valuable perspective and experience as our Chief Executive Officer, and as a former member of a large pharmaceutical company and the FDA, as well as extensive knowledge of the CRO and biopharmaceutical industries, and his experience serving on public and private boards, all of which qualify him to serve as the Chairman of our Board.

PROPOSAL 1 – ELECTION OF A DIRECTOR

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2020 ANNUAL MEETING)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position(s) with Medpace
Bruce Brown	60	2016	Director
Brian T. Carley	65	2016	Director
Robert O. Kraft	48	2016	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Bruce brown	Age 60

Bruce Brown has served as a member of our Board since October 27, 2016. Mr. Brown currently serves as a member of the board of directors, Chairman of the Personnel Committee and a member of the Corporate Governance and Nomination Committee of Nokia Corporation. He has been a member of Nokia Corporation’s board of directors, its Corporate Governance and Nomination Committee and its Personnel Committee since 2012, and has served as Chairman of the Personnel Committee since May 2014. Mr. Brown also currently serves as a member of the board of directors and the Audit Committee and Nominating and Corporate Governance Committee of P. H. Glatfelter Company. He has been a member of P. H. Glatfelter Company’s board of directors since 2014, and has been a member of its Audit Committee and its Nominating and Corporate Governance Committee since 2014. Mr. Brown retired from The Procter & Gamble Company in 2014, where he served as Chief Technology Officer from 2008 to 2014 and in various executive and managerial positions in the Baby Care, Feminine Care and Beauty Care units from 1980 to 2008, and he has lived and worked in the U.S., Germany and Japan. Mr. Brown was a member of the board of directors of the Agency for Science, Technology & Research (A*STAR) in Singapore from 2011 to 2018. He was a member of the board of trustees of Xavier University from 2010 to May 2016. Mr. Brown received his Bachelor of Science in Chemical Engineering from the Polytechnic Institute of New York University and his MBA from Xavier University. Mr. Brown was chosen as a director because of his significant experience as a member of the boards of directors and various committees of the boards of directors of public companies and as an executive of a public company.

brian t. carley	Age 65

Brian T. Carley has served as a member of our Board since July 1, 2016. Mr. Carley is currently the Senior Vice President and Chief Financial Officer of Clubessential Holdings, LLC, a privately held Software as a Service (SaaS) holding company providing member engagement, club management and athletics software. He previously served as President and Chief Executive Officer of the Cincinnati USA Regional Chamber from 2014 to 2015. From 2002 to 2014, Mr. Carley worked at Deloitte & Touche LLP, where he served as regional and office audit division head and audit partner. Before joining Deloitte & Touche LLP, Mr. Carley was employed by Arthur Andersen LLP from 1976 to 2002. There, he served as office managing partner and audit partner. Mr. Carley also has extensive experience serving as a director for a diverse group of companies, including as a director of Assurex Health, Inc. from 2015 until its sale in August 2016, and as a director and officer of numerous civic and charitable organizations. Mr. Carley currently sits on the board of directors of the following private companies or civic and charitable organizations: Clubessential, LLC, ClubReady, LLC, PrestoSports, LLC, TriHealth, Inc. and Cincinnati Works. Mr. Carley received his Bachelor of Science in Accountancy from the University of Illinois, and he is a retired Certified Public Accountant. Mr. Carley was chosen as a director because of his significant financial, accounting and directorship experience from his background as an audit partner at Deloitte & Touche LLP and Arthur Andersen LLP and his experience serving on boards.

PROPOSAL 1 – ELECTION OF A DIRECTOR

Robert o. kraft	Age 48

Robert O. Kraft has served as a member of our Board since July 1, 2016. Mr. Kraft has served as the Chief Financial Officer and Treasurer of The Hillman Companies, Inc. and The Hillman Group since November 2017.  Mr. Kraft served as the Executive Vice President of CVS Health Corporation and the President of Omnicare, Inc., CVS’s long-term care business, from August 2015 to September 2017. From September 2012 to August 2015, Mr. Kraft served as Senior Vice President and Chief Financial Officer of Omnicare, Inc., and from November 2010 to September 2012, he served as Senior Vice President, Finance of Omnicare, Inc. Before joining Omnicare, Inc., Mr. Kraft was an audit partner at PricewaterhouseCoopers LLP, where he worked for 18 years. Mr. Kraft received his Bachelor’s Degree in Accounting from the University of Dayton. Mr. Kraft was chosen as a director because of his significant financial and accounting experience from his background as an audit partner at PricewaterhouseCoopers LLP and his experience as an executive of a public company.

PROPOSAL 1 – ELECTION OF A DIRECTOR

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Medpace
Fred B. Davenport, Jr.	67	2018	Director
Cornelius P. McCarthy III	59	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Fred b. davenport, Jr.	Age 67

Fred B. Davenport, Jr. has served as a member of our Board since August 13, 2018.  Mr. Davenport is a partner at the law firm of Murchison, Taylor & Gibson, PLLC and focuses his practice on mergers and acquisitions, general corporate representation and estate planning. He previously served as President of Pharmaceutical Product Development, Inc. ("PPD") from 2002 to 2006. From 2001 to 2002, Mr. Davenport was Executive Vice President of PPD and from 1996 to 2001 he was General Counsel of PPD. Prior to joining PPD, Mr. Davenport practiced at Murchison, Taylor & Gibson, PLLC as an associate from 1977 to 1980 and as a partner from 1981 to 1996, which included acting as the managing partner from 1991 to 1995. Mr. Davenport has also served on the faculty of the Cameron School of Business as a tenured professor. From 2015 to March 2016, Mr. Davenport was a Director of Clinipace Worldwide and from 2009 to 2011 he was a Director of Medex Global Group, Inc. Additionally, Mr. Davenport was a Director of predecessor entities of the Company from 2007 to 2013. Mr. Davenport has also served on numerous community and non-profit boards. Mr. Davenport received his Bachelor's Degree, MBA and JD from the University of North Carolina at Chapel Hill.  Mr. Davenport was chosen as a director because of his significant experience in the CRO industry, his experience as an executive and his experience serving on boards.

cornelius p. mccarthy iii	Age 59

Cornelius P. McCarthy III has served as a member of our Board since August 13, 2018.  Mr. McCarthy has served as the Managing Director and CEO of Fairmount Partners since 2003 and focuses primarily on healthcare and pharmaceutical outsourced services. Prior to founding Fairmount Partners, Mr. McCarthy was Vice President, Managing Director and Head of US Investment at PMG/Investec from 1997 to 2003. Prior to 1997, Mr. McCarthy held a number of legal and investment banking roles. Mr. McCarthy is currently a Director of Cambridge Biomedical, Inc., Atlantic Research Services, LLC and NMS Laboratories, Inc. Additionally, Mr. McCarthy was a Director of predecessor entities of the Company from 2006 to 2013. Mr. McCarthy received his undergraduate degree from the University of Virginia where he was an Echols Scholar and his JD from Villanova Law School.  Mr. McCarthy was chosen as a director because of his significant investment and financial experience, his experience in the CRO industry and his experience serving on boards.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2002. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2018. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.  A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2020. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter. Abstentions have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2018 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Medpace Holdings, Inc.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Brian T. Carley (Chair)

Robert O. Kraft

Bruce Brown

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Deloitte & Touche LLP and its subsidiaries and affiliates, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2018	2017
Audit Fees	$785,100	$694,834
Audit-Related Fees	$199,000	$80,500
Tax Fees	$180,600	$15,213
All Other Fees	—	—
Total Fees	$1,164,700	$790,547

Audit Fees

Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, statutory audits of foreign subsidiaries, and consultation on accounting matters.

Audit-Related Fees

Audit-Related fees consist of fees billed in connection with the 2017 S-3 registration statement, multiple registered offerings of shares of common stock by investment funds affiliated with Cinven (as defined under “Corporate Governance – Change in Controlled Company Status”) and consultation on accounting and auditing matters.

Tax Fees

Tax fees consist of professional services for tax consulting and tax compliance performed by Deloitte & Touche LLP and its subsidiaries and affiliates.

All other fees

We did not incur any other fees in 2018 or 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP and its subsidiaries and affiliates to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP and its subsidiaries and affiliates has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals.  Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval.  For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.  All such factors will be considered as a whole, and no one factor should necessarily be determinative.  On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP and its subsidiaries and affiliates without first obtaining specific pre-approval from the Audit Committee.  The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
August J. Troendle (1)	62	President, Chief Executive Officer and Chairman of the Board
Jesse J. Geiger (2)	44	Chief Financial Officer and Chief Operating Officer, Laboratory Operations
Susan E. Burwig (3)	56	Executive Vice President, Operations
Stephen P. Ewald (4)	49	General Counsel and Corporate Secretary

(1)	See biography on page 8 of this proxy statement.
(2)

Jesse J. Geiger joined Medpace in October 2007 as Corporate Controller, and he was appointed Chief Financial Officer in March 2011. Mr. Geiger became Chief Operating Officer, Laboratory Operations in November 2014. Prior to joining Medpace, Mr. Geiger worked for SENCORP from 2004 to 2007 as the Corporate Controller and Manager of Financial Planning and Analysis. Prior to SENCORP, Mr. Geiger served as the Director of Capital Markets for Cincinnati Bell from 2002 to 2004. Mr. Geiger started his career in the audit practice at Arthur Andersen LLP. Mr. Geiger has served as a director for several private companies, including as a director of LIB Therapeutics, LLC since 2015 and as a director of CinRx Pharma, LLC since 2015. Mr. Geiger received his Bachelor of Business Administration in Accounting from the University of Cincinnati and is a Certified Public Accountant.

(3)

Susan E. Burwig joined Medpace in August 1993 and has served in various key leadership roles within the Clinical Operations department. From February 2003 to May 2015, Ms. Burwig served as Senior Vice President, Clinical Operations, overseeing clinical trial management, clinical monitoring, start-up, including feasibility, and new business proposals. In June 2015, Ms. Burwig was appointed Senior Vice President, Operations, and in January 2017 she was named as Executive Vice President, Operations. Prior to joining Medpace, Ms. Burwig held several clinical roles, including leading heart failure clinical research studies at the University of Cincinnati. Ms. Burwig received her Bachelor of Science in Nursing as well as an MA in Sports Administration from Kent State University.

(4)

Stephen P. Ewald joined Medpace as General Counsel and Corporate Secretary in June 2012. Mr. Ewald has also led the Human Resources department and other administrative functions since the third quarter of 2017.  Prior to joining Medpace, Mr. Ewald served as the Managing Director and Chief Legal Officer of Brevet Capital Management from May 2011 to June 2012. From May 2009 to May 2011, he was a Managing Director and Assistant General Counsel for Cantor Fitzgerald Securities/Cantor Fitzgerald & Co. Mr. Ewald was employed with Bank of America from 1999 to 2009, serving in various roles within the legal department and the Global Markets Group, including Managing Director and Chief Operating Officer of the Principal Capital Group, a proprietary investing group within Bank of America Securities. Mr. Ewald has served as director for several private companies, including as a director of Mercy Health Foundation Board Cincinnati since 2015, as a director of LIB Therapeutics, LLC since 2015 and as a director of CinRx Pharma, LLC since 2015. Mr. Ewald received his Bachelor of Science in Political Sciences from the University of Cincinnati and his Juris Doctorate from the University of Cincinnati College of Law.

Corporate Governance

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, or by writing to our Corporate Secretary at our offices at 5375 Medpace Way, Cincinnati, Ohio 45227.

board composition

Our Board currently consists of six members: Bruce Brown, Brian T. Carley, Fred B. Davenport, Jr., Robert O. Kraft, Cornelius P. McCarthy III and August J. Troendle. There is currently one (1) vacancy for a Class III Director which the Board expects will remain unfilled at the time of the 2019 Annual Meeting. As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.  Our directors may be removed only for cause, at a meeting called for that purpose.

director independence

All of our directors, other than August J. Troendle, qualify as “independent” in accordance with the listing requirements of The NASDAQ Global Select Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.  In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.  Mr. Troendle is not independent because he is the President and Chief Executive Officer of Medpace.

change in controlled company status

In connection with the initial public offering of our Common Stock, completed in August 2016, investment funds managed by Cinven Capital Management (V) General Partner Limited (together with certain Cinven managed entities, collectively, “Cinven”) and August J. Troendle, our Chief Executive Officer and founder, entered into a voting agreement (the “Voting Agreement”). The Voting Agreement and the aggregate voting power of Cinven and Mr. Troendle resulted in the Company being considered a “controlled company” within the meaning of the corporate governance standards of NASDAQ. In August 2018, as a result of the sale by Cinven of a portion of its shares, the Voting Agreement terminated and the Company no longer meets the definition of a “controlled company”.

CORPORATE GOVERNANCE

When the Company was a “controlled company” prior to August 2018, it was not required to have a majority of “independent directors” on the Board nor was it required to have a compensation committee or nominating committee composed entirely of “independent directors” as defined under the rules of NASDAQ. Further, director nominees were not required to be selected or recommended to the Board by a majority of the “independent directors” as defined under the rules of NASDAQ.

Since ceasing to be a “controlled company”, the Company has taken all action necessary to comply with the NASDAQ corporate governance rules, subject to the permitted “phase-in” period. Specifically, the Board consists of a majority of independent directors, the Board’s Compensation Committee is comprised solely of independent directors, and, in lieu of a nominating committee, our independent directors select Board nominees.

The “controlled company” exemption did not modify the independence requirements for the Audit Committee, and we are in compliance with the requirements of NASDAQ and the Sarbanes-Oxley Act of 2002 which require that our Audit Committee be composed of at least three members, all whom must be independent.

Director Candidates

As described above, our Board does not have a standing nominating committee or a committee performing similar functions. Our Board believes it is appropriate not to have a nominating committee at this time because the full board effectively performs the functions of a nominating committee, particularly with all but Mr. Troendle determined to be independent directors under the rules of NASDAQ. Additionally, our Board believes that input from all directors enhances our ability to identify, evaluate and select director nominees. Because we do not currently have a nominating committee, our independent directors select Board nominees in accordance with the rules of NASDAQ.

Our Board has adopted a resolution governing the director nomination process and related matters. To facilitate the search process, the Board may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Board may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Board reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Board of candidates for election as a director.  After reviewing the qualifications of potential board candidates, Fred B. Davenport, Jr. and Cornelius P. McCarthy III were elected to the Board in August 2018 to serve as Class II Directors until the Annual Meeting of Stockholders to be held in 2021 and until their successors are elected and qualified or until their earlier death, resignation or removal.

In evaluating the suitability of individual candidates, the Board may consider many factors, including: (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background, diversity and whether the candidate has the time required to fully participate as a director of the Company. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Board of Directors, c/o Corporate Secretary, Medpace Holdings, Inc., 5375 Medpace Way, Cincinnati, Ohio 45227. In the event there is a vacancy, and

CORPORATE GOVERNANCE

assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: Board of Directors, c/o Corporate Secretary, Medpace Holdings, Inc., 5375 Medpace Way, Cincinnati, Ohio 45227.

Board Leadership Structure and Role in Risk Oversight

Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. At the current time, August J. Troendle, our President and Chief Executive Officer, serves as Chairman of the Board. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our company and its stockholders at this time because it promotes unified leadership by Mr. Troendle and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, healthcare industry and public company management and, with the exception of Mr. Troendle, is comprised of directors who meet the independence standards of NASDAQ. For these reasons and because of the strong leadership of Mr. Troendle as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time.  However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Our Corporate Governance Guidelines provide that, if the Company does not qualify as a “controlled company” within the meaning of the NASDAQ rules, whenever our Chairman of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairman of the Board, as appropriate. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. In October 2018, the independent directors elected Fred B. Davenport, Jr. as lead director.

Risk assessment and oversight are an integral part of our governance and management processes.  Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations.  Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to

CORPORATE GOVERNANCE

mitigate or eliminate such risks.  Our Board of Directors is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.  The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Periodic board evaluation

Our Corporate Governance Guidelines require the Board to oversee a periodic assessment of the Board and its committees.

Code of Ethics

We have a written Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We have posted a current copy of the Code in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com.  In addition, we intend to post on our website all disclosures that are required by law or the rules of NASDAQ concerning any amendments to, or waivers from, any provision of the Code.

Attendance by Members of the Board of Directors at Meetings

There were four (4) meetings of the Board during the fiscal year ended December 31, 2018. During the fiscal year ended December 31, 2018, all members of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board and meetings of the committees on which the director served during the period in which he or she served as a director. Three (3) directors attended the 2018 Annual Meeting of Stockholders.

Under our Corporate Governance Guidelines, which are available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the Independent Directors), with the understanding that, on occasion, a director may be unable to attend a meeting.  A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.

Committees of the Board

Our Board has established two standing committees—Audit and Compensation—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s two standing committees are independent as defined under the NASDAQ rules.

The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation
Bruce Brown	X	X
Brian T. Carley	Chair
Fred B. Davenport, Jr. (1)		Chair
Robert O. Kraft	X	X
Cornelius P. McCarthy III (2)
August J. Troendle

(1)

Mr. Davenport was elected to the Board and appointed to serve as a member of the Compensation Committee, effective August 2018.  Effective October 2018, Mr. Davenport was elected as Chair of the Compensation Committee.

(2)	Mr. McCarthy was elected to the Board, effective August 2018.

Audit Committee

The purpose of our Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In fulfilling its purpose, our Audit Committee has the following duties:

•

appointing, retaining, overseeing, approving the compensation of, and assessing the independence of our independent registered public accounting firm and any other registered public accounting firm that may be engaged for audit, attestation and related services;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	discussing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•	discussing with the independent registered public accounting firm audit problems or difficulties;
•	discussing our risk assessment and management policies;
•	reviewing and approving related person transactions;
•	reviewing and pre-approving audit and non-audit services proposed to be performed by the independent registered public accounting firm, as further described on page 14 of this proxy statement; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

The Audit Committee charter is available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com. As of December 31, 2018, the members of the Audit Committee are Mr. Brown, Mr. Carley, and Mr. Kraft, all of whom meet the independence requirements under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules of NASDAQ, including those related to Audit Committee membership. Mr.

COMMITTEES OF THE BOARD

Carley serves as the Chairperson of the Audit Committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of NASDAQ.  Our Board has determined that Mr. Carley is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met five (5) times in 2018 and each member of the Audit Committee attended at least 80% of the meetings during the period in which he served as a director.

Compensation Committee

The purpose of our Compensation Committee is to assist the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and setting or making recommendations to the Board regarding the compensation of the CEO;
•	reviewing and approving or making recommendations of the Board regarding our cash and equity incentive plans and arrangements;
•	reviewing and making recommendations to our Board with respect to director compensation; and
•	reviewing and discussing with management our “Compensation Discussion and Analysis,” if required by SEC rules.

Pursuant to the Compensation Committee’s charter, which is available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s bylaws and applicable rules of NASDAQ.

In 2018, the cash compensation for Mr. Troendle was determined by the Board in accordance with Mr. Troendle’s employment agreement (described further below). Mr. Troendle determined the annual base salaries for all other executive officers. The Compensation Committee approved the annual cash bonuses for all named executive officers, which bonuses, other than his own, were recommended by Mr. Troendle.  Equity grants to our executive officers were approved by the Board.

As of August 13, 2018, the members of our Compensation Committee are Mr. Brown, Mr. Davenport and Mr. Kraft.  All members of the Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under the NASDAQ rules. Mr. Davenport serves as the Chairperson of the Compensation Committee.

The Compensation Committee met four (4) times during 2018 and each member of the Compensation Committee attended at least 75% of the meetings during the period in which he served as a director.

Executive and Director Compensation

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2018 Summary Compensation Table” below. In 2018, our “named executive officers”, or NEOs, and their positions were as follows:

•	Mr. August J. Troendle, President and Chief Executive Officer;
•	Mr. Jesse J. Geiger, Chief Financial Officer and Chief Operating Officer, Laboratory Operations; and
•	Ms. Susan E. Burwig, Executive Vice President, Operations.

We are an “emerging growth company”, as that term is used in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

2018 Summary Compensation Table

The following table sets forth summary compensation information for our NEOs for the fiscal year ended December 31, 2018:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS (1) ($)	OPTION AWARDS (2) ($)	ALL OTHER COMPENSATION (3) ($)	TOTAL ($)
August J. Troendle	2018	$420,250	—	—	$108,040	$528,290
President and Chief Executive Officer	2017	$418,542	—	—	$179,541	$598,083
Jesse J. Geiger	2018	$400,267	$120,000	$147,021	$9,250	$676,538
Chief Financial Officer and Chief Operating Officer, Laboratory Operations	2017	$378,000	$100,000	$171,000	$9,000	$658,000
Susan E. Burwig	2018	$407,099	$142,500	$147,021	$33,130	$729,750
Executive Vice President, Operations	2017	$394,599	$79,150	$171,000	$48,715	$693,464

(1)	The amounts shown in the table represent 2018 discretionary annual bonuses paid to Mr. Geiger and Ms. Burwig of $120,000 and $142,500, respectively.
(2)

All stock option awards granted to any NEOs have been valued based on the fair value of the option awards using the Black-Scholes-Merten option pricing model.  We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in 2018 in our Annual Report on Form 10-K for 2018 under “Equity Awards – Valuation Assumptions”.  See “Narrative Disclosure to Summary Compensation Table—Equity Compensation” below for a description of these awards.

(3)

The amount shown in this column in 2018 for Mr. Geiger consists exclusively of fully vested 401(k) matching contributions paid to his account by the Company.  The amounts shown in this column in 2018 for Mr. Troendle and Ms. Burwig consist of fully vested 401(k) matching contributions of $11,000 each paid to their respective accounts by the Company and incremental

EXECUTIVE AND DIRECTOR COMPENSATION

costs of $97,040 and $22,130, respectively, attributable to personal usage of Company provided aircraft paid for by the Company on their behalf. For multi-leg hybrid flights in which at least one leg consists of personal use, the incremental cost of personal use is calculated based on the difference between the actual cost of the personal and business legs of the flight and the hypothetical cost that would have been incurred if only the business legs of the flight occurred, using costs provided by the chartered jet service provider. Pursuant to Company policy, for personal use of Company provided aircraft in which both Mr. Troendle and Ms. Burwig are present, incremental cost is allocated to Mr. Troendle for purposes of the Summary Compensation Table unless the incremental cost specifically relates to Ms. Burwig. See “Narrative Disclosure to Summary Compensation Table—Other Elements of Compensation—Aircraft Usage.”

Narrative Disclosure to Summary Compensation Table

The primary elements of compensation for our NEOs are base salary, annual cash bonuses and long-term, equity-based compensation awards. The NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.

Base Salaries

The NEOs receive base salaries to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Mr. Troendle’s employment agreement (described further below) provides for a base salary of $410,000 per annum which was increased in the first quarter of 2017 to $420,250 by the Board.

As of December 31, 2018, Mr. Geiger’s and Ms. Burwig’s base salaries are equal to $403,600 and $409,099 per annum, respectively.

Discretionary Annual Bonuses

In 2018, Mr. Troendle was eligible for an annual discretionary cash bonus determined by the Board based upon the attainment of individual and Company performance goals established by the Board in consultation with Mr. Troendle, and Mr. Geiger and Ms. Burwig were eligible for an annual discretionary cash bonus determined by Mr. Troendle. Our discretionary bonuses have been intended to reward past performance as well as to provide incentives for future performance. For 2018, our Board determined to not provide Mr. Troendle with a cash bonus.

For 2018, Mr. Geiger and Ms. Burwig each had a target annual bonus of 35% of his or her annualized base salary and Mr. Troendle did not have a target annual bonus. Mr. Troendle determined the bonus amounts for Mr. Geiger and Ms. Burwig by assessing each individual’s achievement of pre-defined objectives and Company performance for 2018, which resulted in a bonus for Mr. Geiger equal to 29.98% of his annualized base salary and a bonus for Ms. Burwig equal to 35.00% of her annualized base salary.

The actual bonuses paid for 2018 are shown in the Summary Compensation Table in the column entitled “Bonus.”

Equity Compensation

In connection with our initial public offering, we adopted our 2016 Incentive Award Plan, or the Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success.

EXECUTIVE AND DIRECTOR COMPENSATION

Under the Plan, on February 28, 2018, we granted certain of our employees (including our NEOs) awards of stock options at an exercise price of $32.05.

NAME	STOCK OPTIONS (#)
Jesse J. Geiger	15,000
Susan E. Burwig	15,000

Such stock options granted to our NEOs will vest in full on the fourth anniversary of the date of grant, subject to the NEO’s continued employment, and will expire upon the seventh anniversary of the date of grant.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our U.S. employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time U.S. employees. The U.S. Internal Revenue Code of 1986, as amended, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, beginning in the calendar year following the first anniversary of employment. Matching contributions cliff-vest on the employee’s third anniversary with the Company. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan and making matching contributions that vest at a defined time add to the overall desirability of our executive compensation package and further incentivize our employees, including our NEOs, in accordance with our compensation policies. We do not currently maintain any defined benefit pension plans or deferred compensation plans.

Employee Benefits and Perquisites

All of our full-time U.S. employees, including our NEOs, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;
•	short-term and long-term disability insurance; and
•	life insurance.

We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

Aircraft Usage

The Company utilizes Reynolds Jet Management, a chartered jet service provider, to arrange for use of a personal aircraft owned by ATSB Aviation, which is owned by Mr. Troendle and Ms. Burwig, to allow our executive officers to safely and efficiently travel for business purposes. Company provided aircraft allows for the safety and privacy of our executive officers and allows the executive officers to be more productive than if commercial flights were utilized, as the aircraft provides a conducive and more confidential business environment without the scheduling constraints imposed by commercial airline services.

Depending on availability, family members of executive officers are permitted to accompany the executive officers on the aircraft when it is already going to a specific destination for a business purpose. Because the aircraft is chartered based on flight hours regardless of the passenger load, the aggregate incremental cost to the Company for any additional personal use by passengers is de minimis.

In addition, executive officers periodically use Company provided aircraft for multi-leg hybrid flights in which at least one leg consists of personal use. The aggregate incremental cost to the Company of such personal usage in 2018 is shown in the Summary Compensation Table above. Any personal passenger(s) on board would result in imputed income to the executive officers using the IRS Standard

EXECUTIVE AND DIRECTOR COMPENSATION

Industry Fare Level calculation. The Company does not provide gross-ups with respect to any income taxes incurred by the executive officers in connection with the personal use of aircraft.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

EXECUTIVE AND DIRECTOR COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2018.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
August J. Troendle	8/10/2016 (3)	—	50,000	$23.00	8/10/2023
Jesse J. Geiger	2/28/2018 (1)	—	15,000	$32.05	2/28/2025
	3/15/2017 (2)	—	20,000	$28.32	3/15/2024
	8/10/2016 (3)	—	18,510	$23.00	8/10/2023
	7/7/2014 (4)	48,148	—	$14.41	7/7/2021
Susan E. Burwig	2/28/2018 (1)	—	15,000	$32.05	2/28/2025
	3/15/2017 (2)	—	20,000	$28.32	3/15/2024
	8/10/2016 (3)	—	7,400	$23.00	8/10/2023
	7/7/2014 (4)	37,037	—	$14.41	7/7/2021

(1)	On February 28, 2018, Mr. Geiger and Ms. Burwig were each granted stock options that fully vest upon the fourth anniversary of the grant date.
(2)	On March 15, 2017, Mr. Geiger and Ms. Burwig were each granted stock options that fully vest upon the fourth anniversary of the grant date.
(3)

In connection with our initial public offering, on August 10, 2016, Mr. Troendle, Mr. Geiger and Ms. Burwig were each granted stock options that fully vest upon the fourth anniversary of the grant date.

(4)

On July 7, 2014, Mr. Geiger was granted 55,555 stock options and Ms. Burwig was granted 37,037 stock options under the Company’s 2014 Equity Incentive Plan that vest in annual installments over a four-year period (i.e., approximately 25% vest on each grant date anniversary). On September 22, 2015, Mr. Geiger elected to exercise 7,407 of the 13,889 options that vested on July 7, 2015, leaving him with 48,148 vested but not exercised options as of December 31, 2018.

Employment Agreements

Since 2011, Mr. Troendle was party to an employment agreement with the Company, which was amended and restated in connection with our initial public offering on July 25, 2016.  The current agreement has a three-year term beginning July 25, 2016 followed by successive one-year terms, subject to non-extension by either the Company or Mr. Troendle at any time upon 90 days’ advance written notice.

Mr. Troendle’s employment agreement provides for Mr. Troendle’s position as our Chief Executive Officer. Under the agreement, Mr. Troendle’s annual base salary as of December 31, 2018 is $420,250. The agreement also provides that Mr. Troendle will be eligible to receive an annual cash bonus, provided that he remains employed by us at the time of the applicable bonus payment date, based upon achievement of performance objectives and individual goals established by our Board. The agreement also provides for Mr. Troendle’s participation in all employee benefit plans and programs made available by the Company to our executives and the reimbursement of all reasonable business expenses incurred by Mr. Troendle.

EXECUTIVE AND DIRECTOR COMPENSATION

Mr. Troendle’s employment agreement does not provide for any severance benefits upon termination other than the payment of accrued and unpaid base salary, any reimbursement due for incurred business expenses and any benefits due under our 401(k) plan in accordance with the terms of that plan. Upon termination, the treatment of any stock-based awards will be governed by the terms of the applicable plan and grant agreement.

The employment agreement also provides that the Company will nominate Mr. Troendle for re-election to the Board during the term.

None of our other executive officers is party to an employment agreement.

Director Compensation

We adopted a Non-Employee Director Compensation Policy that became effective after the effectiveness of the Company’s initial public offering. This policy was revised as of October 25, 2018. Pursuant to this policy, each eligible non-employee director receives an annual retainer with a value of $40,000 for service on the Board. Each Compensation Committee member receives an additional annual retainer with a value of $7,500. Each Audit Committee member, other than the Audit Committee chairperson, receives an additional annual retainer with a value of $7,500 and the Audit Committee chairperson receives an additional annual retainer with a value of $20,000. Any director elected or appointed mid-year will receive a pro-rated portion of the annual retainer adjusted to reflect his or her period of service, unless we determine otherwise. Each annual retainer is paid quarterly in arrears. In the case of the non-employee directors affiliated with Cinven, such retainers were paid directly to Cinven and not to the directors individually. The Board may, in its discretion, permit a non-employee director, other than those affiliated with Cinven, to elect to receive any portion of the annual retainer in the form of fully vested and unrestricted shares of Common Stock in lieu of cash.

Also, pursuant to the Non-Employee Director Compensation Policy, on the date of any annual meeting of our stockholders, we intend to grant each non-employee director an award of an option to purchase the numbers of shares of Common Stock (at a per-share exercise price equal to the closing price per share of the Common Stock on the date of such annual meeting (or on the last preceding trading day if the date of the annual meeting is not a trading day)) that has a grant date fair value of $90,000. The terms of each such award will be set forth in a written award agreement between each director and us.

All cash and equity awards granted under the Non-Employee Director Compensation Policy will be granted under, and subject to the limits of, the Plan.

Our directors who are employed by us or our subsidiaries do not receive any compensation except as limited to expense reimbursement.

EXECUTIVE AND DIRECTOR COMPENSATION

2018 Director Compensation Table

The following table sets forth summary compensation information for our directors for the fiscal year ended December 31, 2018:

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS (3) ($)	TOTAL (4) ($)
Bruce Brown	$55,000	$89,990	$144,990
Brian T. Carley	$60,000	$89,990	$149,990
Fred B. Davenport, Jr.	$18,200	$68,547	$86,747
Robert O. Kraft	$55,000	$89,990	$144,990
Cornelius P. McCarthy III	$15,326	$68,547	$83,873
Anastasya Molodykh (1)	$24,457	—	$24,457
Dr. Supraj R. Rajagopalan (1)	$31,753	—	$31,753
John R. Richardson (1)	$29,042	—	$29,042
August J. Troendle (2)	$0	—	$0

(1)	Fees earned by Ms. Molodykh, Dr. Rajagopalan and Mr. Richardson were paid directly to Cinven and not to the director individually.
(2)	Mr. Troendle receives no cash or equity compensation for his service as a member of the board of directors.
(3)

All stock option awards granted to any directors have been valued based on the fair value of the option awards using the Black-Scholes-Merten option pricing model.   We provide information regarding the assumptions used to calculate the value of all option awards made to directors in 2018 in our Annual Report on Form 10-K for 2018 under “Equity Awards – Valuation Assumptions”.

(4)	The aggregate number of options outstanding for each director appears in the table that follows.

EXECUTIVE AND DIRECTOR COMPENSATION

In connection with our 2018 Annual Meeting, on May 18, 2018, pursuant to the Non-Employee Director Compensation Policy, Mr. Brown, Mr. Carley and Mr. Kraft were each granted stock options under the Plan.  The terms of the stock options provide for (i) an exercise price equal to $42.62 per share; (ii) vesting on the earlier of (a) the day immediately preceding the date of the first annual meeting of the Company following the date of the grant and (b) the first anniversary of the date of the grant; and (iii) expiration upon the seventh anniversary of the date of grant.

The following table shows the aggregate number of options awards outstanding on December 31, 2018 for each of our directors.

Name	Grant Date	Number of Securities Underlying Options (#)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
Bruce Brown	11/1/2016	4,500	4,500	0
	5/19/2017	13,782	13,782	0
	5/18/2018	8,127	0	8,127
Brian T. Carley	8/10/2016	7,400	7,400	0
	5/19/2017	13,782	13,782	0
	5/18/2018	8,127	0	8,127
Fred B. Davenport, Jr.	8/13/2018	4,710	0	4,710
Robert O. Kraft	8/10/2016	9,630	9,630	0
	5/19/2017	13,782	13,782	0
	5/18/2018	8,127	0	8,127
Cornelius P. McCarthy III	8/13/2018	4,710	0	4,710
August J. Troendle	8/10/2016	50,000	0	50,000

EXECUTIVE AND DIRECTOR COMPENSATION

equity compensation plan information

The number of shares underlying outstanding stock options, the weighted-average exercise price of such outstanding options and the number of additional shares remaining available for future issuance under our equity plans, as of December 31, 2018, are as follows:

PLAN	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(A)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(B) (1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A))(C) (2)
Equity compensation plans approved by security holders
2014 Equity Incentive Plan (3)	1,169,233	$15.50	—
2016 Incentive Award Plan	1,775,807	$29.90	3,802,993
Equity compensation plans not approved by security holders	—	—	—
Total	2,945,040	$24.18	3,802,993

(1)	Does not include outstanding options, warrants and rights that can be exercised for no consideration.
(2)	Includes securities that may be issued as stock options, restricted shares and restricted stock units.
(3)	As of our initial public offering, no further grants have been or will be made under the 2014 Equity Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of March 25, 2019, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC.  Under these rules, beneficial ownership includes any shares as to which a person or an entity has sole or shared voting power or investment power.  Applicable percentage ownership is based on 35,826,222 shares of Common Stock outstanding and entitled to vote as of March 25, 2019.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 25, 2019 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 5375 Medpace Way, Cincinnati, Ohio 45227.  We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Medpace Investors, LLC (1)	7,751,125	21.6%
BlackRock, Inc. (2)	4,158,359	11.6%
The Vanguard Group (3)	3,551,096	9.9%
Named Executive Officers
August J. Troendle (4)	8,442,244	23.5%
Jesse J. Geiger (5)	85,185	*
Susan E. Burwig (6)	81,433	*
Non-Employee Directors
Bruce Brown (7)	26,409	*
Brian T. Carley (7)	29,309	*
Fred B. Davenport, Jr. (8)	6,210	*
Robert O. Kraft (7)	31,539	*
Cornelius P. McCarthy III (7)	4,710	*
All executive officers and directors as a group (9 persons) (9)	8,733,503	24.2%

*	Less than one percent.
(1)	August J. Troendle, as the sole manager and controlling unit holder of Medpace Investors, LLC (“MPI”), has sole voting and investment control with respect to these shares.
(2)

Based solely on information contained in a Schedule 13G filed with the SEC on January 11, 2019 by Blackrock, Inc. reporting sole voting power of 4,058,644 shares, shared voting power of 0 shares, sole dispositive power of 4,158,359 shares and shared dispositive power of 0 shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

Based solely on information contained in a Schedule 13G amendment filed with the SEC on March 11, 2019 by The Vanguard Group reporting sole voting power of 46,573 shares, shared voting power of 3,796 shares, sole dispositive power of 3,551,096 shares and shared dispositive

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

power of 47,785 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.
(4)

Includes 603,702 shares of Common Stock held by August J. Troendle in a revocable trust, 10,000 shares of Common Stock held by Mr. Troendle’s son, 7,751,125 shares of Common Stock directly held by MPI and 77,417 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 25, 2019. Mr. Troendle, as the sole manager and controlling unit holder of MPI, has sole voting and investment control with respect to the shares held by MPI.

(5)	Includes 37,037 shares of Common Stock and 48,148 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 25, 2019.
(6)	Includes 44,396 shares of Common Stock and 37,037 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 25, 2019.
(7)	Represents shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 25, 2019.
(8)

Includes 1,500 shares of Common Stock owned by a trust for the benefit of Mr. Davenport and 4,710 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 25, 2019.

(9)

Includes 7,751,125 shares of Common Stock directly held by MPI. Mr. Troendle, as the sole manager and controlling unit holder of MPI, has sole voting and investment control with respect to the shares held by MPI. Includes 704,581 shares of Common Stock and 277,797 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 25, 2019.

Certain Relationships

policies and procedures for Related Person Transactions

Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions.  This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest, which may include, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Under the policy, management is required to present to the Audit Committee each proposed related party transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by the Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating the Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related party transaction for which he or she is a related party.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

Advisory services agreement with cinven

In connection with the acquisition of Medpace in 2014 by Cinven, Medpace entered into an Advisory Services Agreement with an affiliate of Cinven, pursuant to which such affiliate of Cinven agreed to provide advisory and consulting services on an ongoing basis to Medpace. The Advisory Services Agreement was terminated in connection with our IPO. Subsequent to the IPO, the Company paid fees for director services provided by Cinven employees who are members of the Company’s Board of Directors and any related committees.  The director fees were paid directly to Cinven in accordance with the Company’s Non-Employee Director Compensation Policy.  During the third quarter of 2018, Cinven sold its remaining shares of the Company’s Common Stock and all three members of the Company’s Board of Directors affiliated with Cinven subsequently resigned.  During the year ended December 31, 2018, the Company incurred director fees of $0.1 million and incurred related travel expenses of less than $0.1 million.

voting agreement with cinven and Mr. troendle

In connection with the IPO completed in August 2016, Cinven and August J. Troendle, our Chief Executive Officer and founder, entered into the Voting Agreement. Pursuant to the terms of the Voting Agreement, for so long as Cinven and Mr. Troendle collectively hold at least 40% of our outstanding voting shares, or the Voting Agreement is otherwise terminated in accordance with its terms, Cinven has agreed to vote its shares of our Common Stock in favor of the election of Mr. Troendle to our Board (so long as Mr. Troendle remains our Chief Executive Officer) upon his nomination by our Board and Mr.

CERTAIN RELATIONSHIPS

Troendle has agreed to vote his shares of our Common Stock in favor of the election of the directors affiliated with Cinven upon their nomination by our Board; provided, that in the event that Cinven holds less than (a) 40% but greater than or equal to 25% of our voting shares then outstanding, Mr. Troendle has agreed to vote for two directors affiliated with Cinven, after giving effect to the directors then sitting on the Board, (b) 25% but greater than or equal to 10% of our voting shares then outstanding, Mr. Troendle has agreed to vote for one director affiliated with Cinven, after giving effect to the directors then sitting on the Board and (c) 10% of our voting shares then outstanding, Mr. Troendle will not be required to vote for any directors affiliated with Cinven. As of August 27, 2018, Cinven does not beneficially own any shares of the Company, and therefore the Voting Agreement is no longer in effect.

REgistration rights agreement with cinven and Mr. troendle

In connection with our IPO, we entered into a Registration Rights Agreement with Cinven and Mr. Troendle. Pursuant to this Registration Rights Agreement, on September 1, 2017 we filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”) covering $75 million in securities for a primary offering by us and an aggregate of 31,366,923 shares of common stock for a secondary offering by investment funds affiliated with Cinven Capital Management (V) General Partners Limited, Medpace Investors, LLC and August J. Troendle.

During the year ended December 31, 2017, Cinven sold a total of 4,600,000 shares of the Company’s common stock as part of a secondary offering.  The Company did not sell any shares in the offering and did not receive any proceeds from the offering.  In connection with the secondary offering, the Company purchased 2,000,000 Shares from the underwriters at a price per share equal to the price being paid by the underwriters to Cinven, resulting in an aggregate purchase price of approximately $60.3 million.

In connection with the filing of the registration statement and the consummation of the transactions described above, we paid an aggregate of approximately $0.8 million of expenses in 2017, including legal and accounting fees, as required by the Registration Rights Agreement.

During the year ended December 31, 2018, Cinven sold a total of 16,399,997 shares of the Company’s Common Stock as part of multiple secondary offerings. The Company paid professional fees in connection with the secondary offerings of $0.7 million during 2018, as required by the Registration Rights Agreement. The fees are included within operating expenses in the accompanying consolidated statement of operations. As of August 27, 2018, Cinven does not beneficially own any shares of the Company’s outstanding common stock. The Company did not sell any shares in or receive any proceeds from the 2018 secondary offerings.

Coherus BioSciences, Inc. (“coherus”)

The Chief Executive Officer of the Company was a member of Coherus’s board of directors until his resignation in the first quarter of 2018. Coherus is no longer considered a related party as of the first quarter of 2018.

Cymabay Therapeutics, Inc. (“cymabay”)

Cymabay is a clinical-stage biopharmaceutical company developing therapies to treat metabolic diseases with high unmet medical need, including serious rare and orphan disorders. During the first quarter of 2016, it was announced that a Medpace employee would join Cymabay’s board of directors. The Company and Cymabay entered into a Master Services Agreement dated October 21, 2016. Subsequently, the Company and Cymabay have entered into several task orders for the Company to perform clinical trial related services. The Company recognized total revenue from Cymabay of $10.8 million during the year ended December 31, 2018 in the Company’s consolidated statements of operations.  As of December 31, 2018, the Company had accounts receivable and unbilled, net from Cymabay of $2.5 million recorded in the consolidated balance sheets.

CERTAIN RELATIONSHIPS

LIB Therapeutics, llc and subsidiaries (“LIB”)

Certain executives and employees of the Company, including the Chief Executive Officer, are members of the board of managers of LIB and/or have equity investments in LIB. The Company entered into a Master Services Agreement dated November 24, 2015, with LIB, a company that engages in research, development, marketing and commercialization of pharmaceutical drugs. Subsequently, the Company and LIB have entered into several task orders for the Company to perform clinical trial related services. The Company recognized total revenue from LIB of $3.7 million during the year ended December 31, 2018 in the Company’s consolidated statement of operations.  As of December 31, 2018, the Company had, from LIB, advanced billings of $0.3 million in the consolidated balance sheets.  In addition, the Company had accounts receivable and unbilled, net from LIB of $1.0 million in the consolidated balance sheets at December 31, 2018.

CinRX pharma and subsidiaries (“CINRX”)

Certain executives and employees of the Company, including our Chief Executive Officer, are members of CinRx’s board of managers and/or have equity investments in CinRx, a biotech company.  The Company and CinRx have entered into several task orders for the Company to perform clinical trial related services.  During the year ended December 31, 2018, the Company recognized total revenue from CinRx of $0.5 million in the Company’s consolidated statements of operations.  As of December 31, 2018, the Company had accounts receivable and unbilled, net from CinRx of $0.4 million in the consolidated balance sheets.

the summit, a Dolce hotel (“The summit Hotel”)

The Summit Hotel, located on the Medpace campus, is owned by our Chief Executive Officer, and managed by an unrelated hospitality management entity.  Medpace incurs travel lodging and meeting expenses at The Summit Hotel.  During the year ended December 31, 2018, Medpace incurred expenses of $0.4 million at The Summit Hotel.

Medpace Investors, llc (“MEDPACE INVESTORS”)

Medpace Investors is a noncontrolling stockholder and related party of the Company. Medpace Investors is owned and managed by employees of the Company. Our Chief Executive Officer is the sole manager and holder of a majority of the units of Medpace Investors and our other executive officers and certain other employees are unit holders of Medpace Investors. Upon a distribution of our Common Stock held by Medpace Investors, our Chief Executive Officer would receive approximately 83.3% of such shares. The Company acts as a paying agent for Medpace Investors with taxing authorities principally in instances when employee tax payments or remittance of withholdings related to equity compensation are required.

leased real estate

In October 2010, we entered into an operating lease with 100 Medpace Way, LLC (“100 MW”), which is wholly owned by our Chief Executive Officer. The lease has an initial term of 12 years with a renewal option for one 10-year term at prevailing market rates. We pay rent, taxes, insurance and maintenance expenses that arise from use of the property. The annual base rent in effect as of December 31, 2018 was $2.2 million. The lease allows for adjustments to the rental rate annually for increases in the consumer price index. For 2018, lease expense for 100 MW of $2.2 million was recognized.

We entered into two leases of office space, commencing in July 2012 and September 2012, with 200 Medpace Way, LLC (“200 MW”) and 300 Medpace Way, LLC (“300 MW”) respectively. 200 MW and 300 MW are wholly owned by our Chief Executive Officer and certain of his immediate family members. Each lease has an initial term of 15 years with a renewal option for one 10-year term at prevailing market rates. The annual base rent in effect as of December 31, 2018 for the 200 MW lease and the 300 MW lease was $2.7 million and $1.1 million, respectively. The obligation was initially recorded by us at its net

CERTAIN RELATIONSHIPS

present value using the notional rates implicit in the lease agreements. We revalued the liability by calculating the net present value using our incremental borrowing rate at the time of the 2014 acquisition of Medpace by Cinven. For 2018 we recorded lease payments of $3.8 million.

In 2018, Medpace, Inc. entered into a multi-year lease agreement governing future occupancy of additional office space in Cincinnati, Ohio.  The lease expires in 2040 and Medpace, Inc. has two 10-year options to extend the term of the lease.

From time to time in the past we have entered into, and in the future we may enter into, lease arrangements with entities directly or indirectly controlled by our executive officers, including our Chief Executive Officer and founder.

travel services

We incur expenses for travel services for company executives provided by a private aviation charter company, ATSB Aviation, which is owned by our Chief Executive Officer and our Executive Vice President of Operations. We may contract directly with ATSB Aviation for the use of its aircraft or indirectly through a third party aircraft management and jet charter company, or Reynolds Jet Management. The travel services provided are primarily for business purposes, with any personal travel paid for as part of the executives’ compensation arrangements. Reynolds Jet Management also makes the ATSB Aviation aircraft available to other third parties. Medpace incurred travel expenses of $1.3 million during the year ending December 31, 2018 related to these travel services. As of December 31, 2018, the Company had accounts payable due to Reynolds Jet Management of $0.2 million in the consolidated balance sheets. For more information, see “Executive and Director Compensation—Narrative Disclosure to Summary Compensation Table—Other Elements of Compensation—Aircraft Usage.”

employment agreement

We currently have an employment agreement with our Chief Executive Officer and founder, August J. Troendle.  For more information, see “Executive and Director Compensation—Employment Agreements”.

indemnification agreements

We have entered into indemnification agreements with each of our directors and executive officers.  These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

In connection with the acquisition of Medpace in 2014 by Cinven, certain employees of the Company, through MPI, agreed to contribute shares held in Medpace IntermediateCo in exchange for a percentage stake in Medpace Holdings, Inc. In connection with the Cinven Transaction and pursuant to the Agreement and Plan of Merger dated February 22, 2014, we agreed to indemnify former directors, officers, employees and certain other affiliates of our predecessor company with respect to all acts or omissions by them in their capacities as such.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2018, with the exception of two Form 4s for Medpace Investors, LLC and two Form 4s for August J. Troendle, as the sole manager and controlling unit holder of Medpace Investors, LLC, that were filed late. The Form 4s that were filed late both relate to two in-kind exchanges by Medpace Investors, LLC.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2018, Bruce Brown, Fred B. Davenport, Jr., Robert O. Kraft, Dr. Supraj R. Rajagopalan and John R. Richardson served as members of our Compensation Committee.  Mr. Davenport, Dr. Rajagopalan and Mr. Richardson each served as a member of our Compensation Committee for a portion of the fiscal year.  No current member of our Compensation Committee is or has been our current or former officer or employee.  None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2018.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 5375 Medpace Way, Cincinnati, Ohio 45227 in writing not later than December 5, 2019.

Stockholders intending to present a proposal at the 2020 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2020 Annual Meeting of Stockholders no earlier than the close of business on January 18, 2020 and no later than the close of business on February 17, 2020. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2020 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after May 17, 2020, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the 90th day prior to the 2020 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Medpace’s Annual Report on Form 10-K

A copy of Medpace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 25, 2019 without charge upon written request addressed to:

Medpace Holdings, Inc.

Attention: Corporate Secretary

5375 Medpace Way

Cincinnati, Ohio 45227

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2018 at www.medpace.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Stephen P. Ewald

Stephen P. Ewald,

General Counsel and Corporate Secretary

Cincinnati, Ohio

April 3, 2019

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MEDPACE HOLDINGS, INC. 5375 MEDPACE WAY CINCINNATI, OHIO 45227 E71528-P21199  For All Withhold All For All Except MEDPACE HOLDINGS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: !  !  !  1. Election of a Director Nominee: 01) August J. Troendle For Against Abstain The Board of Directors recommends you vote FOR the following proposal: !  !  !  2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019. NOTE: To transact such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E71529-P21199 MEDPACE HOLDINGS, INC. Annual Meeting of Stockholders May 17, 2019 9:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Medpace Holdings, Inc. (the "Company") hereby appoint(s) Jesse J. Geiger and Stephen P. Ewald,or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EDT on May 17, 2019, at the Company's principal executive offices located at 5375 Medpace Way, Cincinnati, Ohio 45227, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side